EXHIBIT 99.1

INTERNATIONAL ASSETS ACQUIRES GAINVEST -

A LEADING LOCAL CAPITAL MARKETS

SECURITIZATION AND ASSET MANAGEMENT COMPANY

NEW YORK—(BUSINESS WIRE)—International Assets Holding Corporation (Nasdaq:IAAC - News; “INTL”) and the shareholders of Gainvest companies (“Gainvest”) announced today that they have entered into a definitive agreement whereby INTL will acquire Gainvest’s specialist local markets securitization and asset management business based in Argentina, Brazil and Uruguay. The transaction is subject to a number of conditions and, subject to the fulfillment of these conditions, is anticipated to close on or around May 4th 2007.

Gainvest initiated operations in Argentina in 2003 and is now a leading regional player in the growing Latin American securitization capital markets with an expanding presence in Argentina, Brazil and Uruguay. Gainvest has structured and arranged over 360 issues of asset backed securities amounting to over US$1.6 billion and manages third party assets of over US$230 million. Gainvest has been a leader in the development of the local securitization market in Argentina with over 40% market share. Gainvest seeks to leverage its success in Argentina into other regional markets and has recently expanded into Brazil. Gainvest has enjoyed rapid growth in its asset management business and is ranked the 5th largest fixed income manager in Argentina.

As part of the defined expansion strategy, Nora Trotta, current shareholder and managing partner of Gainvest, will continue leading the group as CEO, taking advantage of the additional resources and international network of INTL in the United States, Europe and Asia. The Gainvest board will be expanded to include Sean O’Connor, Peter Wallin and Iair Nadel from INTL.

For the last twelve months ended December 31, 2006, Gainvest companies had total consolidated revenues of US$4.6 million and operating income (EBIT) of US$1.4 million.

In terms of the transaction INTL will acquire all of the outstanding equity capital of Gainvest companies, including Gainvest Argentina Asset Management S.A., Gainvest S.A. Sociedad Gerente de Fondos Comunes de Inversion, Gainvest do Brasil Asset Management Ltda. and other affiliates. The structure of the purchase price allows the current Gainvest shareholders to participate in the future success of the Company and is intended to reflect a strategic combination between INTL and Gainvest. The agreement provides for a payment at closing in cash as well as in the common stock of INTL. In addition, the sellers will receive future payments dependant on gross revenues derived from the Gainvest activities for a period of 24 months after closing. INTL expects to fund the purchase price and working capital requirements from existing cash resources.

Sean O’Connor, CEO of INTL stated: “We believe that local market securitization is in its infancy with massive growth potential. As a leading innovator and participant in this market, Gainvest together with INTL is extremely well placed to capitalize on this opportunity. We are pleased to combine forces with Nora Trotta, Orlando Parisi, the founding partners, and the rest of the professional team, to integrate the capabilities of both organizations.”

“We are impressed by the capabilities and experience of the INTL team lead by Sean O’Connor and Scott Branch, and we expect that the unique combination of the talent and resources would allow us to significantly expand our business in the region providing an enhanced capability to Latin American institutional, corporate and individual clients through a broadened product offering and distribution capability,” said Nora Trotta, CEO of Gainvest companies.

About International Assets Holding Corporation (Nasdaq: IAAC - News)

International Assets Holding Corporation and its subsidiaries form a financial services group focused on select international securities, foreign exchange and commodities markets, committing capital and expertise to market-making and trading of international financial instruments, currencies and commodities. Activities are currently divided into five functional areas: international equities market-making, international debt capital markets, foreign exchange trading, commodities trading and asset management. Additional information regarding International Assets Holding Corporation is available on the company’s web site at www.intlassets.com.

About Gainvest

Gainvest Argentina Asset Management S.A., Gainvest S.A. Sociedad Gerente de Fondos Comunes de Inversion, Gainvest do Brasil Asset Management Ltda. and affiliates constitute a group of financial services companies, led by Mrs. Nora Trotta, operating in structured capital markets transactions in Argentina, Uruguay and Brazil since 2003, and being a leading fixed-income asset manager in Argentina, through three listed mutual funds. Additional information regarding Gainvest is available at the company’s website www.gainvest.net.

Certain statements in this document may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including adverse changes in economic, political and market conditions, losses from the Company’s market-making and trading activities arising from counter-party failures and changes in market conditions, the possible loss of key personnel, the impact of increasing competition, the impact of changes in government regulation, the possibility of liabilities arising from violations of federal and state securities laws and the impact of changes in technology in the securities and commodities brokerage industries. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions, there can be no assurances that the actual results, performance or achievement of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.

Contact:

International Assets Holding Corporation, New York

Scott Branch, 1-888-345-4685 ext. 335

sbranch@intlassets.com

or

Nora Trotta, 54-11-4390-7595

ntrotta@gainvest.net